UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

February 29, 2016

Douglas Emmett, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-33106	20-3073047
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification No.)

808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 255-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.         Completion of Acquisition or Disposition of Assets.

On February 29, 2016, Douglas Emmett, Inc. (the “Company”) acquired a 1,725,000 square foot office portfolio in a joint venture with Qatar Investment Authority (“QIA”). The portfolio consists of four Class “A” office buildings located in Westwood, a premier West Los Angeles submarket. The  purchase price was approximately $1.34 billion, or $777 per square foot.

The Company plans to retain 20% to 30% of the equity in the joint venture, with the remaining interests being held by institutional partners. The joint venture has obtained a non-recourse $580 million interest-only loan with a seven-year term. The interest rate on the loan is floating at Libor plus 1.40% and has effectively been fixed at 2.37% per annum for five years through an interest rate swap.

In accordance with generally accepted accounting principles, this joint venture will be consolidated in the financial statements of the Company.

The properties, which were purchased from affiliates of The Blackstone Group L.P., are located at 10960 Wilshire Boulevard, 10940 Wilshire Boulevard, 10880 Wilshire Boulevard, and 1100 Glendon Avenue.

Item 8.01.         Other Events.

On March 1, 2016, the Company issued a press release announcing the closing of the acquisition as described in this Current Report on Form 8-K. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information contained in Exhibit 99.1 is being furnished pursuant to Item 8.01 of this Current Report on Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under Section 18 of the Exchange Act. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act.

Item 9.01.         Financial Statements and Exhibits.

(a)    Financial Statements of Properties Acquired.

To the extent required by this item, historical financial statements related to the transaction described in Item 2.01 of this report on Form 8-K will be filed in an amendment to this report no later than 71 calendar days after the date this report is required to be filed.

(b)    Pro Forma Financial Information.

To the extent required by this item, pro forma financial information relating to the transaction described in Item 2.01 of this report on Form 8-K will be filed in an amendment to this report no later than 71 calendar days after the date this report is required to be filed.

(d)    Exhibits.

Exhibit No.	Description
2.1

Agreement of Purchase and Sale by and among DE Park Avenue Operating Company, LLC and the Sellers named therein, dated as of December 21, 2015. Pursuant to Item 601(b)(2) of Regulation S-K, the registrant hereby agrees to supplementally furnish to the Securities and Exchange Commission upon request any omitted schedule or exhibit to the Agreement.+

99.1	Press Release dated March 1, 2016.

+Confidential treatment has been requested with respect to certain portions of this exhibit, which portions have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOUGLAS EMMETT, INC.

	By:	/s/ JORDAN L. KAPLAN
Dated: March 4, 2016		Jordan L. Kaplan
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1

Agreement of Purchase and Sale by and among DE Park Avenue Operating Company, LLC and the Sellers named therein, dated as of December 21, 2015. Pursuant to Item 601(b)(2) of Regulation S-K, the registrant hereby agrees to supplementally furnish to the Securities and Exchange Commission upon request any omitted schedule or exhibit to the Agreement.+

99.1	Press Release dated March 1, 2016.

+Confidential treatment has been requested with respect to certain portions of this exhibit, which portions have been filed separately with the Securities and Exchange Commission.